UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 7, 2013

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 7, 2013, Jodee Kozlak was elected to the board of directors of C.H. Robinson Worldwide, Inc. (the “Company”) effective as of February 7, 2013, filling a new position on the board of directors. Ms. Kozlak currently serves as Executive Vice President, Human Resources of Target Corporation and is a member of its Executive Committee. Prior to joining Target in 2001, Ms. Kozlak was a partner in the litigation practice of Greene Espel, PLLP, a Minnesota law firm. She also previously served as a senior associate at Oppenheimer Wolff & Donnelly and a senior auditor at Arthur Anderson & Co, both in Minneapolis.

Ms. Kozlak will serve in the class of directors whose terms shall expire at the Company’s 2013 annual meeting of stockholders. In addition, Ms. Kozlak will be a member of the compensation committee of the board.

A copy of the press release announcing Ms. Kozlak’s appointment to the board is furnished, but not filed, as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Vice President, General Counsel and Secretary

Date: February 12, 2013

Exhibit Index

99.1	Press Release dated February 11, 2013